Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Wallace, Christopher M. Hix, Linn S. Harson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Ruling 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter C. Wallace	President and Chief Executive Officer	November 8, 2010
Peter C. Wallace	(Principal Executive Officer) and a Director

/s/ Christopher M. Hix	Vice President and Chief Financial Officer	November 8, 2010
Christopher M. Hix	(Principal Financial Officer)

/s/ Kevin J. Brown	Corporate Controller	November 8, 2010
Kevin J. Brown	(Principal Accounting Officer)

/s/ Thomas P. Loftis	Chairman of the Board	November 5, 2010
Thomas P. Loftis

/s/ Richard J. Giromini	Director	November 5, 2010
Richard J. Giromini

/s/ Stephen F. Kirk	Director	October 29, 2010
Stephen F. Kirk

/s/ Andrew G. Lampereur	Director	November 5, 2010
Andrew G. Lampereur

/s/ Dale L. Medford Dale L. Medford	Director	November 3, 2010

/s/ Albert J. Neupaver Albert J. Neupaver	Director	November 2, 2010